Exhibit 99.3

DENDRITE INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

On June 16, 2003, Dendrite International, Inc. (“the Company” or “Dendrite”) completed its acquisition of SYNAVANT Inc. (“Synavant”), and Dendrite and Synavant combined operations.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of Dendrite and Synavant. The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Dendrite and Synavant, giving effect to the merger as if it had occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Dendrite and Synavant, giving effect to the merger as if it had occurred on March 31, 2003. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:

— accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

— separate historical financial statements of Dendrite as of and for the year ended December 31, 2002 included in Dendrite’s Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the three months ended March 31, 2003; and

— separate historical financial statements of Synavant as of and for the year ended December 31, 2002 included in Synavant’s Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the three months ended March 31, 2003.

We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Dendrite treated as the acquirer. Accordingly, Dendrite’s estimated cost to acquire Synavant of approximately $86,000,000 has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. Third party consultants are currently assisting management in determining the fair values of a significant portion of these net assets. The preliminary work performed by the third party consultants has been considered by management in estimating the fair values reflected in these unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2002 (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Dendrite International, Inc.	Synavant Inc.	Pro Forma Adjustments	Note 3	Combined

REVENUES
COSTS AND EXPENSES:	$225,756	$166,365	$--		$392,121
Cost of revenues	111,547	125,966	1,986	(a)(b)(c)	239,499
Selling, general and administrative
expenses	77,301	34,861	4,911	(a)(b)(c)	117,073
Research and development
expenses	10,396	6,536	174		17,106
Restructuring (benefit) charge	(47)	2,200	--		2,153
Asset Impairment	1,832	--	--		1,832
Depreciation and amortization	--	7,644	(7,644)	(c)	--
Other loss (income), net	(936)	458	775	(g)	297

Income (loss) before income tax
expense (benefit)	25,663	(11,300)	(202)		14,161
INCOME TAX EXPENSE (BENEFIT)	10,265	(205)	(230)	(d)	9,830

NET INCOME (LOSS)	$15,398	(11,095)	$28		4,331

NET INCOME (LOSS) PER SHARE:
Basic	$0.39	$(0.73)			0.11

Diluted	$0.38	$(0.73)			$0.11

SHARES USED IN COMPUTING NET
INCOME (LOSS) PER SHARE:
Basic	39,872	15,130	(15,130)	(e)	39,872

Diluted	40,127	15,130	(15,130)	(e)	40,127

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements F-2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2002 (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Dendrite International, Inc.	Synavant Inc.	Pro Forma Adjustments	Note 3	Combined

REVENUES
COSTS AND EXPENSES:	$59,710	$34,815	$--		$94,525
Cost of revenues	29,820	28,815	981	(a)(b)(c)	59,616
Selling, general and administrative
expenses	20,239	8,397	1,350	(a)(b)(c)	29,986
Research and development
expenses	2,698	1,308	20	(c)	4,026
Restructuring (benefit) charge	--	500	--		500
Asset Impairment	--	--	--		--
Depreciation and amortization	--	1,881	(1,881)	(c)	--
Other loss (income), net	(252)	1,023	194	(g)	965

Income (loss) before income tax
expense (benefit)
	7,205	(7,109)	(664)		(568)
INCOME TAX EXPENSE (BENEFIT)
	2,882	(349)	(178)	(d)	2,355

NET INCOME (LOSS)	$4,323	$(6,760)	$(486)		$(2,923)

NET INCOME (LOSS) PER SHARE:
Basic	$0.11	$(0.49)			$(0.07)

Diluted
	$0.11	$(0.49)			$(0.07)

SHARES USED IN COMPUTING NET
INCOME (LOSS) PER SHARE:
Basic	40,097	15,243	(15,243)	(e)	40,097

Diluted	40,269	15,243	(15,415)	(e) (f)	40,097

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements F-3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2003 (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Dendrite International, Inc.	Synavant Inc.	Pro Forma Adjustments	Note 3	Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,565	$10,146	$(51,685)	(a)	$34,026
Accounts receivable, net	38,150	29,941			68,091
Other current assets	15,004	9,018	(992)	(a)	23,030

Total current assets	128,719	49,105			125,147
PROPERTY AND EQUIPMENT, net	25,949	12,176	(2,356)	(a)	35,769
LONG-TERM RECEIVABLE	3,157	--			3,157
GOODWILL	12,353	41,156	4,985	(a)	58,494
INTANGIBLE ASSETS, net	10,536	2,342	28,252	(a)	41,130
OTHER NON-CURRENT ASSETS	6,871	2,388	5,050	(a)	14,309

	$187,585	$107,167			$278,006

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,219	$12,139			$14,358
Accrued compensation and benefits	6,073	--			6,073
Other accrued expenses	11,457	14,724	13,166	(a)	39,347
Purchase accounting restructuring accrual	3,153	--	14,184	(a)	17,337
Accrued restructuring	70	1,374			1,444
Deferred revenues	8,544	9,784			18,328
Other current liabilities	2,905	6,461			9,366

Total current liabilities	34,421	44,482			106,253

ACCRUED DISTRIBUTION LIABILITY TO
FORMER PARENT	--	9,000			9,000
PURCHASE ACCOUNTING RESTRUCTURING
ACCRUAL	--	--	7,918	(a)	7,918
OTHER NON-CURRENT LIABILITIES	904	1,671			2,575
STOCKHOLDERS' EQUITY:
Preferred stock	--	--			--
Common stock	94,315	113,494	(113,494)	(a)	94,315
Retained earnings (accumulated deficit)	81,199	(58,864)	58,864	(a)	81,199
Deferred compensation	(47)	--			(47)
Accumulated other comprehensive loss	(2,331)	(2,616)	2,616	(a)	(2,331)
Less treasury stock, at cost	(20,876)	--			(20,876)

Total stockholders' equity
	152,260	52,014			152,260

	$187,585	$107,167			$278,006

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements F-4

DENDRITE INTERNATIONAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      Background

On June 16, 2003, Dendrite completed its strategic acquisition of Synavant. Synavant provides a broad range of knowledge-based services to biopharmaceutical and healthcare companies around the world. Its comprehensive, global solutions include pharmaceutical Customer Relationship Management (CRM) and e-Business applications, interactive marketing, server and database management, dedicated local helpline support, training, telemarketing, sample management, and product recall services. Synavant was headquartered in Atlanta, Georgia, USA and has offices in 21 countries.

The acquisition was completed pursuant to an Agreement and Plan of Merger, dated as of May 9, 2003 and amended as of May 16, 2003 (as amended, the “Merger Agreement”) by and among Dendrite, Synavant, and Amgis Acquisition Co. (“Amgis”), a wholly-owned subsidiary of Dendrite. Amgis and Dendrite conducted an all cash tender offer to acquire all of the outstanding shares of common stock of Synavant, at a price of $3.22 per share, followed by a short-form merger through which Amgis merged with and into Synavant. The consideration involved in the acquisition was a result of a bidding process and arms-length negotiations between the executive officers and the boards of directors of Synavant and Dendrite. As a result of the merger, Synavant became a wholly-owned subsidiary of Dendrite.

The merger has been accounted for as a purchase by the Company, under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Synavant are recorded as of completion of the merger, at their respective fair values, and added to those of the Company.

2.      Accounting Policies and Financial Statement Classification

Dendrite is currently reviewing the accounting policies and financial statement classifications used by Synavant. As a result of this review, it may become necessary to make certain reclassifications to the combined company’s financial statements to conform to those accounting policies and classifications that are determined to be more appropriate or consistent with Dendrite’s practices according to accounting principles generally accepted in the United States of America.

3.      Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

      Balance Sheet

(a)

Purchase accounting adjustments to reflect the purchase of Synavant including consideration paid, and adjustment of assets and liabilities acquired to fair value, and elimination of opening Synavant equity:

Estimated Purchase Price:
Cash payments for stock, options and restricted stock	$51,685,000
Accrued legal, professional and related fees	3,129,000
Liabilities assumed related to the acquisition	7,289,000
Accrued severance related to Synavant employees	13,042,000
Accrued facility closing costs	9,060,000
Other merger-related liabilities	1,798,000

Total purchase price and assumed liabilities	86,003,000

Net assets of Synavant per March 31, 2003 balance sheet	52,014,000
Adjustments to net assets:
Goodwill	(41,156,000)
Capitalized software development costs	(1,648,000)
Leasehold improvements of facilities to be closed	(2,356,000)
Prepaid insurance premiums with no future value	(992,000)
Accrue investment banking fees of acquiree	(950,000)
Net deferred tax assets recorded in purchase accounting	5,050,000

9,962,000

Excess of purchase price over net assets acquired	76,041,000

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The preliminary allocation of excess purchase price, based upon the net assets acquired for the pro forma March 31, 2003 balance sheet, is as follows:

Indefinite lived:
Goodwill (1)	$46,141,000
Trademarks	6,000,000
Definite-lived:
Non-compete agreements	2,100,000
Backlog	4,500,000
Purchased capitalized
software	2,600,000
Customer relationships	14,700,000

$76,041,000

(1) Pro forma goodwill represents the residual purchase price in excess of the fair value of identified tangible and intangible assets based upon the March 31, 2003 net assets of Synavant. Actual goodwill at the date of acquisition will be determined based on net assets acquired at that date

Statements of Operations

(a)

To eliminate amortization expense recorded by Synavant related to definite-lived intangible assets of approximately $4,013,000 in the twelve months ended December 31, 2002 ($2,380,000 within Cost of revenues and $1,633,000 within Selling, general and administrative expense) and $390,000 in the three months ended March 31, 2003 ($42,000 within Cost of revenues and $348,000 within Selling, general and administrative expense).

(b)

To record amortization expense related to the estimated fair value of identifiable intangible assets from the purchase price allocation, which are being amortized over a range of 3 to 15 years, of approximately $3,440,000 in the twelve months ended December 31, 2002 and approximately $860,000 in the three months ended March 31, 2003. The following table details the cost, useful life and amortization amount for the definite-lived intangible assets assigned in purchase accounting:

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		Pro forma amortization expense for the
Asset type	Pro forma assigned value	Estimated life	Twelve months ended December 31, 2002	Three months ended March 31, 2003

Non-Compete Agreements	$2,100,000	3	$700,000	$175,000
Backlog	4,500,000	3	1,500,000	375,000
Information Database	2,600,000	10	260,000	65,000

Customer Relationships	14,700,000	15	980,000	245,000

	$23,900,000		$3,440,000	$860,000

(c) To allocate Synavant historical depreciation expense to the related expense captions for the twelve months ended December 31, 2002 and the three months ended March 31, 2003 to conform to Dendrite’s presentation. The following table details the allocation of depreciation expense:

	Depreciation allocation for the
	Twelve months ended December 31, 2002	Three months ended March 31, 2003

Cost of revenues	$4,106,000	$958,000
Selling, general and administrative
expenses	3,364,000	903,000
Research and development
expenses	174,000	20,000
Depreciation and amortization	(7,644,000)	(1,881,000)

	$--	$--

(d) To record the pro forma income tax expense (benefit) for the twelve months ended December 31, 2002 and the three months ended March 31, 2003.

(e) To remove Synavant’s outstanding shares of common stock for the twelve months ended December 31, 2002 and the three months ended March 31, 2003.

(f) To remove the additional shares used to calculate Dendrite’s diluted earnings per share for the three months ended March 31, 2003, as the inclusion of such shares would be anti-dilutive.

(g) To reduce interest income by $775,000 for the twelve months ended December 31, 2002 and $194,000 for the three months ended March 31, 2003, to reflect cash used in the acquisition. The reduction assumes a 1.5% annualized return, which is reasonable based upon the Company’s investment strategy.

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